Exhibit 99

KEARNY FINANCIAL CORP. TO COMMENCE STOCK OFFERING

Fairfield, New Jersey, March 13, 2015 – Kearny Financial Corp. (“Kearny-Federal”) (NASDAQ Global Select: KRNY), the holding company for Kearny Bank (the “Bank”), today announced that Kearny Financial Corp., a Maryland corporation, the proposed new holding company for the Bank (“New Kearny”), and Kearny MHC have received approval from the Board of Governors of the Federal Reserve System to commence New Kearny’s stock offering in connection with Kearny MHC’s proposed second-step conversion. The registration statement relating to the sale of common stock of New Kearny has also been declared effective by the Securities and Exchange Commission.

New Kearny is offering for sale between 58,225,000 and 78,775,000 shares of common stock at a purchase price of $10.00 per share. The shares of common stock to be offered by New Kearny represent the approximately 77.1% ownership interest in Kearny-Federal owned by Kearny MHC.

The exchange ratio will depend on the number of shares sold in the offering. Each existing share of common stock held by the public stockholders of Kearny-Federal will be exchanged for between 1.1202 and 1.5156 shares of New Kearny. The exchange ratio will ensure that immediately after the exchange, the public stockholders of Kearny-Federal will own the same aggregate percentage of shares of common stock of New Kearny that they owned in Kearny-Federal immediately prior to the conversion, excluding any shares they purchased in the offering, their receipt of cash paid in lieu of fractional shares and the effect of shares contributed to the KearnyBank Foundation in connection with the conversion, adjusted to reflect certain assets held by Kearny MHC. After the completion of the conversion and offering, New Kearny will be 100% owned by public stockholders and Kearny-Federal and Kearny MHC will cease to exist.

On or about March 23, 2015, offering materials will be mailed to Kearny Bank depositors and borrowers eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to Kearny-Federal stockholders. Any shares of common stock not sold in the subscription offering will be available in a community offering to the general public, with priority given to stockholders of Kearny-Federal. The subscription and community offerings are expected to expire at 4:00 p.m., Eastern Time, on April 15, 2015. Any shares not sold in the subscription and community offerings are expected to be sold in a syndicated or firm commitment underwritten offering. The completion of the conversion and offering is subject to New Kearny’s selling a minimum of 58,225,000 shares in the offering, the receipt of all regulatory approvals, and the approval of Kearny-Federal’s stockholders.

New Kearny has established a Stock Information Center to handle inquiries of its depositors, borrowers, stockholders and other prospective investors with respect to the subscription and community offerings. Copies of the prospectus and forms for ordering stock in the subscription and community offerings may only be obtained from the Stock Information Center. The Stock Information Center will open on Monday, March 23, 2015 and its hours of operation will be from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on weekends and bank holidays. The Stock Information Center’s telephone number is 844-559-3899.

Sandler O’Neill & Partners, L.P. is assisting New Kearny in selling its common stock in the subscription and community offerings on a best efforts basis. Luse Gorman, PC is serving as legal counsel to Kearny-Federal and New Kearny.

Certain statements contained herein are “forward looking statements” within the meaning of the federal securities laws. Statements made herein that are not strictly historical are forward-looking; they are based on current expectations and speak only as of the date made. Actual results may differ materially. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which Kearny-Federal operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in Kearny-Federal’s filings with the Securities and Exchange Commission. Kearny-Federal and New Kearny undertake no obligation and specifically decline to release revisions to these forward-looking statements to reflect events or circumstances that take place after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

Kearny-Federal has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Kearny-Federal are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Kearny-Federal and New Kearny free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Kearny-Federal and New Kearny are available free of charge from the Corporate Secretary of Kearny-Federal at 120 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Kearny-Federal are participants in the solicitation of proxies in favor of the conversion from the stockholders of Kearny-Federal. Information about the directors and executive officers of Kearny-Federal is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.